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                                                                   EXHIBIT 10.20

                        MASTER LEASE PURCHASE AGREEMENT

         THIS AGREEMENT is entered into the 9/th/ day of July, 1998 between METLIFE CAPITAL CORPORATION ("Lessor") whose address is 10900 N.E. 4th Street, Suite 500, mailing address C-97550, Bellevue, Washington 98009 and VITESSE MANUFACTURING & DEVELOPMENT CORPORATION, a wholly owned subsidiary of Vitesse Semiconductor Corporation ("Lessee") whose address is 741 Calle Plano, Camarillo, CA 93012.

Lessor and Lessee from time to time may enter into written agreements in the form of "Lease Purchase Addenda" for the leasing of equipment by Lessor to Lessee. To facilitate such transactions, Lessor and Lessee are entering into this Master Lease Purchase Agreement (the "Master Lease"), the terms and provisions of which shall be incorporated by reference in each such Lease Purchase Addendum, and they MUTUALLY AGREE AS FOLLOWS:

1.   LEASE PURCHASE ADDENDUM
     -----------------------
If Lessor agrees to lease equipment when requested by Lessee, the parties shall sign a Lease Purchase Addendum ("Addendum") setting forth the particulars regarding the transaction, including, without limitation, the list of items of equipment (individually, an "Item" and, collectively, the "Equipment"), the prices of each Item (including disclosure of all rebates, discounts and other incentives received or receivable with respect thereto), "Related Costs", including taxes, transportation, installation and other applicable costs, the aggregate of the foregoing ("Total Cost"), length of the Basic Term, rental rates, purchase and renewal options, if any, and other applicable provisions. "Cost of an Item" shall mean the price of the Item plus its applicable portion of Related Costs. In the absence of a signed Addendum, this Master Lease shall not constitute a lease or a commitment by either party to enter into a lease.

2.   REQUEST TO LEASE; EQUIPMENT ACCEPTANCE
     --------------------------------------

     (A)  Request; Specifications. Signing an Addendum shall constitute the
          -----------------------
request from Lessee to Lessor to lease the Equipment, and the Addendum and this Master Lease shall constitute the lease and agreement (the "Lease") regarding the Equipment. As security for all obligations of Lessee to Lessor now existing or hereafter arising under this Lease, Lessee grants Lessor a security interest in all Equipment. At the time of signing the Addendum, Lessee shall furnish Lessor detailed specifications ("Specifications") of the Items, including descriptions, prices, delivery terms and instructions, installation provisions and all other applicable specifications. Lessee assumes full responsibility with respect to the selection of Items supplied for lease and the specification thereof; the Lessor shall have no liability or responsibility with respect thereto regardless of whether the Specifications prove inadequate for the intended purpose or use.

     (B)  Inspection; Acceptance. It is Lessee's responsibility to receive and
          ----------------------
promptly inspect and test each Item tendered for delivery by a supplier and the installation thereof. Lessee shall give Lessor written notice of acceptance of an Item as soon as it can be determined that the Item and its installation are in compliance with Specifications. As between Lessee and Lessor, the giving of such written notice shall constitute Lessee's irrevocable acceptance of the Item or Items designated in the notice, whether or not such Items or their installation are defective in any respect, and notwithstanding any failure of an Item or its installation to conform to Specifications, without prejudice however to rights which Lessor and Lessee, or either of them, may have against any other person, whether with respect to design, manufacture, condition or otherwise.

     (C)  Purchase Cut-Off Date. If, by the "Purchase Cut-Off Date" set forth in
          ---------------------
an Addendum, Lessee shall not have given Lessor written notice of acceptance of an Item, Lessor shall have no obligation to lease the Item to Lessee. In such event, Lessee shall immediately pay all accrued Interim Rental and reimburse Lessor for all sums Lessor may have paid for or with respect to the Item and for all Lessor's costs and expenses with respect thereto, and Lessee shall indemnify and defend Lessor against and hold Lessor harmless from any and all cost, expense, loss, liability and damage that Lessor may suffer or that may be asserted against Lessor by reason of Lessor's failure or refusal to lease such Item. Any such Item shall be deemed to be deleted from the Addendum and no longer included in the Equipment.

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       (D) Conditions Precedent. Lessee shall deliver to Lessor such further
           --------------------
instruments, documents and certifications as Lessor reasonably may request, including without limitation evidences of authority (e.g., corporate certificates, corporate resolutions, partnership documents and authorizations), evidence of insurance, purchase orders and acceptances thereof, purchase and sale agreements and public financial information, and instruments and documents to implement, perfect or continue the perfection of Lessor's rights and remedies as Lessor of the Equipment, including Uniform Commercial Code forms. Lessee's delivery of the foregoing and of the Specifications are conditions precedent to any obligation of Lessor to make any commitments to pay for the Equipment or any Item.

       (E) Supplemental Lease Request. If at any time prior to the Closing Date
           --------------------------
Lessee requests Lessor to add further Items to the Equipment, and if Lessor so agrees, Lessee shall execute a Lease Purchase Addendum Supplement in a form supplied by Lessor, which shall become part of the Addendum, subject to all of its provisions and the provisions of this Master Lease, and the equipment specified therein shall be Items of Equipment under the Lease.

       (F) Closing. Following the date ("Closing Date") which is the earlier of
           -------
(i) the date Lessee gives Lessor written notice of acceptance of the last Item or (ii) the Purchase Cut-Off Date (or on such other day as is mutually agreed), Lessor shall send Lessee a Closing Schedule ("Schedule"), setting forth any adjustments to descriptions and Costs of Items and Total Cost and confirming the Closing Date, amount of Periodic Rental installments, payment schedules, and insurance requirements. Lessee's signature on any such Schedule shall signify the Lessee's agreement that the Schedule is correct. Notwithstanding any discrepancies or disagreements between Lessor and Lessee regarding the Schedules, Lessee shall pay all rentals as they become due in accordance with the terms and conditions of the Lease. If Lessee establishes an error that affects the amount of rentals, Lessor shall give Lessee a credit for any overpayment of rentals, and Lessee promptly shall pay Lessor any underpayments. The Schedules are incorporated herein by reference.

 3.    LESSEE'S WARRANTIES
       -------------------

       (A) Lessee represents and warrants to Lessor that it is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and that it is qualified to do business in every jurisdiction where the failure to qualify would have a materially adverse effect on Lessor's rights hereunder; it has taken all corporate or partnership action which may be required to authorize the execution, delivery and performance of this Lease, and such execution, delivery and performance will not conflict with or violate any provision of its Charter or Articles or Certificate of Incorporation, By-laws or any provisions thereof, or in the case of a partnership, its Certificate of Partnership or Limited Partnership and its Partnership Agreement, or result in a default or acceleration of any obligation under any agreement, order, decree or judgment to which it is a party or by which it is bound, nor is it now in default under any of the same; there is no litigation or proceeding pending or threatened against it which may have a materially adverse effect on Lessee or which would prevent or hinder the performance by it of its obligations hereunder; this Lease and the attendant documents constitute valid obligations of the Lessee, binding and enforceable against it in accordance with their respective terms; no action by or with any commission or administrative agency is required in connection herewith; it has the power to own its assets and to transact business in which it is engaged; it will give to Lessor prompt notice of any change in its name, identity or structure.

       (B) Lessee's written acceptance of an Item and its installation shall constitute a REPRESENTATION AND WARRANTY BY Lessee to Lessor that: (i) the Item is personal property in good order and condition; (ii) the Item conforms to Specifications; (iii) unless otherwise specified, the Item has not been placed into commercial service by the Lessee for more than ninety (90) days prior to its acceptance by Lessee; and (iv) at all times Lessee shall keep the Equipment in Lessee's possession at the address specified in the Addendum unless Lessor shall otherwise consent in writing. Lessee shall not cause, suffer or permit any Item to be attached or affixed to real property or improvements thereon (collectively, "Realty") unless Lessor

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first shall consent thereto in writing and Lessee shall have obtained from all persons having any interest in the Realty written consents which approve such attachment, waive any claims to or encumbrances upon attached Items and consent to the detachment and removal of such Items at any time by Lessor or Lessee. Notwithstanding attachment of any Items to Realty, all the Equipment at all times shall be and remain personal property. Upon termination of Lessee's right to possession of the Equipment, whether by expiration of the Term or otherwise, Lessee at its sole cost and expense shall detach and remove the Equipment from the Realty and save Lessor harmless from and indemnify and defend Lessor against any claim, demand, loss, liability, and damage arising from such detachment or removal, or both.

4.    TERM OF LEASE
      -------------
The Term of the Lease ("Term") may consist of an "Interim Term" and a "Basic Term." The Interim Term shall begin on the date that Lessee first gives Lessor written notice of acceptance of an Item or written approval for partial payment, whichever is earlier, and shall continue until the time the Basic Term begins. The Basic Term shall begin on the Closing Date and shall continue for the length of the Basic Term set forth in the Addendum.

5.    INTERIM RENTAL
      --------------
During the Interim Term, if any, Lessee shall pay rent monthly ("Interim Rental"), on a calendar month basis, in an amount determined by Lessor by applying the "Interim Rental Rate" set forth in the Addendum to portions of the Total Cost then or theretofore expended by Lessor, for the number of days such sums are outstanding during such calendar month. The "prime rate" referred to in this Lease shall mean the rate per annum publicly announced by Chase Manhattan Bank, New York City, from time to time as its prime rate, whether or not such rate is applied by said bank to any then outstanding loans, changing with each announced change of such prime rate. Lessee shall pay Lessor each installment of Interim Rental on the fifteenth day after the end of such calendar month.

6.    PERIODIC RENTAL
      ---------------
Lessee shall pay rent ("Periodic Rental") for the Basic Term in the amounts and in accordance with the payment schedule set forth in the Addendum. THIS IS AN IRREVOCABLE LEASE AND, ANY PRESENT OR FUTURE LAW TO THE CONTRARY NOTWITHSTANDING, LESSEE'S OBLIGATION TO PAY LESSOR OR ITS ASSIGNS ALL AMOUNTS DUE HEREUNDER IS ABSOLUTELY UNCONDITIONAL AND THIS LEASE SHALL NOT TERMINATE BY OPERATION OF LAW OR OTHERWISE, EXCEPT UPON EXPIRATION OF THE BASIC TERM AND ANY RENEWAL TERM AND PAYMENT OF ALL AMOUNTS REQUIRED TO BE PAID HEREUNDER. LESSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT, REDUCTION, SETOFF, COUNTERCLAIM, DEFENSE OR DEDUCTION WITH RESPECT TO ANY OF THE RENTALS REQUIRED TO BE PAID HEREUNDER OR ANY OTHER AMOUNTS PAYABLE BY THE LESSEE HEREUNDER, NOR SHALL ANY OBLIGATIONS OF LESSEE HEREUNDER BE AFFECTED FOR ANY REASON WHATSOEVER, NO MATTER HOW, WHEN OR AGAINST WHOM ASSERTED, ARISING OR CLAIMED, provided, however, that Lessee may
                                           --------  -------
institute an independent action or claim against Lessor (but not against any collateral assignee of Lessor) for any alleged breach hereof.

7.    LATE PAYMENT
      ------------
If any installment of rent or other sum owing under the Lease shall not be paid when due and shall remain unpaid for ten (10) days, Lessee shall pay Lessor a late charge equal to five percent (5%) of the amount delinquent, but in no event at a rate greater than limited by any applicable law. Such late charge is in addition to and not in lieu of other rights and remedies Lessor may have.

8.    INSURANCE
      ---------
Lessee shall procure and continuously maintain and pay for (a) all risk insurance, excluding earthquake and flood insurance, against loss or damage to the Equipment for not less than the full replacement value thereof naming Lessor as Loss Payee and (b) combined single limit liability insurance, insuring Lessor and Lessee, all in such amounts and against such risks and hazards as are set forth in the Addendum, with insurance companies and pursuant to contracts or policies reasonably satisfactory to Lessor. All contracts and policies shall include provisions for the protection of Lessor notwithstanding any act or neglect of or breach or

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default by Lessee, shall provide that proceeds of all insurance shall be payable first to Lessor to the extent of its liability or interest as the case may be, shall provide that they may not be modified, terminated or canceled unless
Lessor is given at least thirty (30) days' advance written notice thereof, and shall provide that the coverage is "primary coverage" for the protection of Lessee and Lessor notwithstanding any other coverage carried by Lessee or Lessor protecting against similar risks. Lessee shall promptly notify any appropriate insurer and Lessor of each and every occurrence which may become the basis of a claim or cause of action against the insureds and provide Lessor with all data pertinent to such occurrence. Lessee shall furnish Lessor with certificates of such insurance or copies of policies upon request, and shall furnish Lessor with renewal certificates not less than ten (10) days prior to the renewal date.

9.    TAXES
      -----
Lessee shall pay all taxes, fees, assessments and other governmental charges of whatsoever kind or character and by whomsoever payable on or relating to any Item of Equipment or the sale, purchase, ownership, use, value, value added, possession, shipment, transportation, delivery or operation thereof or the exercise of any option, election or performance of any obligation by Lessee hereunder, which may accrue or be levied, assessed or imposed during the Term and any Renewal Term or which remain unpaid as of the date of surrender of such Item to Lessor, and all taxes of any kind imposed by any federal, state, local, or foreign taxing authority against Lessor on or measured by any amount payable by Lessee hereunder, including, without limitation, all license and registration fees and all sales, use, value, ad valorem, personal property, excise, gross receipts, stamp or other taxes, imposts, duties and charges together with any penalties, fines or interest thereon, except taxes of Lessor on net income imposed by the United States or any state. Lessee shall reimburse Lessor for any payments made by Lessor which are the obligation of Lessee under the Lease, but Lessee shall not be obligated to pay any amount under this Section so long as it shall in good faith and by appropriate proceedings contest the validity or the amount thereof, unless such contest would adversely affect Lessor's interest in any Item of Equipment or would subject any Item to forfeiture or sale. Lessee shall indemnify Lessor on an after-tax basis against any loss, claim, demand and expense, including legal expense, resulting from such nonpayment or contest and further agrees to indemnify Lessor against any and all taxes, assessments and other charges imposed upon Lessor under the laws of any federal, state, local or foreign government or taxing authority, as a result of any payment made by Lessee pursuant to this Section. On request of either Lessor or Lessee, the other will submit written evidence of all payments required of it under this Section.

10.   MAINTENANCE, ETC.
      ----------------

      (A) Lessee at its expense at all times shall maintain, service and repair any damage to the Equipment so as to; (1) keep the Equipment in good and efficient working order, condition and repair, ordinary wear and tear resulting from the proper use excepted, and make all inspections and repairs, including replacement of worn parts (which replacement parts shall be free and clear of all liens and encumbrances and shall, upon incorporation into the item, become free and clear of all other liens and encumbrances subject Lessor's security, interest and shall be kept, to effect the foregoing and to comply with requirements of laws, regulations, rules and provisions and conditions of insurance policies; and (ii) pay all costs, expenses, fees and charges incurred in connection with the use or operation of the Equipment and of each item, including but not limited to repairs, maintenance, storage and servicing. Lessee shall, at its sole cost and expense, make all alterations, substitutions, improvements or additions to the Equipment or items required in order to comply with laws, regulations, rules and insurance policies ("Required Additions"). Additionally, Lessee may install any addition or improvement on an item which is readily removable without causing material damage to such item and which does not impair the value of such item as originally delivered to Lessee ("Severable Additions"). Lessee shall not make any alterations, substitutions, improvements or additions to the Equipment or any item, except Required Additions or Severable Additions, unless Lessor first shall have consented thereto in writing, Notwithstanding any consent of Lessor, Lessee shall pay all costs and expenses of the foregoing. All replacements, repairs, improvements, alterations, substitutions and additions shall constitute accessions to the Equipment and upon incorporation into the Equipment shall become subject to Lessor's security interest shall be kept free of any and all other liens; provided, however, that Lessee may remove Severable Additions at any time, provided that Lessee shall repair all damage to such Equipment

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resulting from such installation and removal so as to restore the Equipment to the condition in which it existed prior to the installation of such Severable Additions, ordinary wear and tear excepted. In performing its obligations under this Section, Lessee will not treat the Equipment less favorable than similar equipment that it owns or leases, or reduce its performance in contemplation of expiration of the Term or any Renewal Term.

     (B) Lessor hereby transfers and assigns to Lessee, for so long during the Term and any Renewal Term as Lessee is not in default, Lessor's right, title and interest in, under and to any assignable factory and dealer warranty, whether express or implied, with respect to the Equipment. All claims and actions upon any warranty shall be made and prosecuted by Lessee at its sole cost and expense. Lessor shall have no obligation to make or prosecute any claim upon or under a warranty. So long as Lessee shall not be in default, Lessor shall cooperate with Lessee with respect to a claim on a non-assignable warranty, at Lessee's expense. Lessee shall have proceeds of a warranty claim or recovery paid to Lessor. Lessor shall make such proceeds available for any repair, restoration or replacement to correct such warranted condition. Excess proceeds shall be used to reduce Lessee's Lease obligations.

11.  USE
     ---
So long as Lessee shall not be in default, Lessee shall be entitled to the possession, use and quiet enjoyment of the Equipment during the Term and any Renewal Term in accordance with the terms of the Lease. Lessee warrants that the Equipment will at all times be used and operated solely in the conduct of Lessee's business for the purpose for which it was designed and intended and under and in compliance with applicable laws and all lawful acts, rules, regulations and orders of any governmental bodies or officers having power to regulate or supervise the use of such property, except that Lessee may in good faith and by appropriate proceedings contest the application of any such rule, regulation or order in any reasonable manner that will not adversely affect the interest of Lessor in any Equipment or subject the same to forfeiture or sale. Lessee will not permit its rights or interest hereunder to be subject to any lien, charge or encumbrance and will keep the Equipment free and clear of any and all liens, charges, encumbrances and adverse claims (except those arising from acts of Lessor).

12.  NET LEASE; LOSS AND DAMAGE
     --------------------------

     (A) This is a net lease. Lessee assumes all risk of and shall indemnify Lessor against all damage to and loss of the Equipment from any cause whatsoever, whether or not such loss or damage is or could have been covered by insurance. Except as otherwise specifically provided herein, the Lease shall not terminate and there shall be no abatement, reduction, suspension or deferment of Interim or Periodic Rental for any reason, including damage to or loss of the Equipment or any one or more Items. Lessee promptly shall give Lessor written notice of any material loss or damage, describing completely and in detail the cause and the extent of loss and damage. At the option Lessor, Lessee shall: (i) repair or restore the damaged or lost Items to good condition and working order; or (ii) replace the damaged or lost Items with similar equipment or equipment which in Lessor's reasonable and sole determination is of equal or greater value in good condition and working order; or (iii) pay Lessor in cash the Stipulated Loss Value of the damaged or lost Items; provided, however, that the foregoing shall be at Lessee's option rather than Lessor's option if the following conditions are met at the time of such loss or damage: (1) Lessee has paid all amounts that are required to be paid under this Master Lease and under any Addendum hereto; (2) Lessee is not otherwise in default, and no event shall have occurred that with the passage of time or the giving of notice or both would constitute a default, under any Addendum hereto or this Master Lease; (3) Lessor shall have determined, in its reasonable and sole discretion, that Lessee will be able to perform its remaining obligations hereunder and under any Addendum hereto; and (4) all Equipment then remaining subject to the Master Lease and all addenda shall have a value that is, in Lessor's sole reasonable discretion, adequate to satisfy all of Lessee's obligations then remaining due and unpaid hereunder and under all addenda hereto. Upon Lessee's complying with the foregoing, Lessor shall pay or cause to be paid over to Lessee the net proceeds of insurance, if any, with respect to such damage or loss. "Damage" and "loss" shall include damages and losses of any kind whatsoever including, without limitation, physical


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damage and partial or complete destruction, including intentionally caused damage and destruction, and theft.

       (B) If Lessee pays Lessor the Stipulated Loss Value for an Item, then the Lease shall terminate with respect to that Item, that Item shall no longer be deemed part of the Equipment and Lessee shall be entitled to retain the Item. However, it is understood that Lessor makes no representation or warranty with respect to the Item, and further that Lessor shall have no obligation to pay any tax with respect thereto. In the event that Lessee pays Lessor the Stipulated Loss Value for an Item, no further Interim Rental shall be payable with respect to the Item, and Periodic Rental for the remainder of the Term shall be reduced accordingly.

13.   STIPULATED LOSS VALUE
      ---------------------
The "Stipulated Loss Value" of an Item shall be the Total Cost for such Item.

14.   SECURITY INTEREST AND MARKING
      -----------------------------

      (A) This lease is one intended as security and for tax purposes, both parties will treat this transaction as a secured loan by Lessor to Lessee.

      (B) If so requested by Lessor, Lessee will affix tags, supplied by Lessor, reflecting Lessor's security interest in the Equipment.

15.   LESSEE'S INDEMNITIES
      --------------------
Lessee will defend, indemnify and hold harmless Lessor from and against any claim, cause of action, damage, liability, cost or expense (including but not limited to legal fees and costs) which may be asserted against or incurred in any manner by or for the account of Lessor or Lessee: (i) relating to the Equipment or any part thereof, including without limitation the manufacture, construction, purchase, delivery, acceptance or rejection, installation, ownership, sale, leasing, removal or return of the Equipment, or as a result of the use, maintenance, repair, replacement, operation or the condition thereof (whether defects are latent or discoverable); (ii) by reason or as a result of any act or omission of Lessee for itself or as agent or attorney-in-fact for Lessor hereunder; (iii) as a result of claims for patent, trademark or copyright infringement; or (iv) as a result of product liability claims or claims for strict liability.

16.   LESSOR MAY PERFORM
      ------------------
If Lessee at any time shall fail to pay to any person any sum which Lessee is required by the Lease to pay or shall fail to do or perform any other thing Lessee is required by the Lease to do or perform, Lessor at its option may pay such sum or do or perform such thing, and Lessee shall reimburse Lessor on demand for the amount of such payment and for the cost and expense which may be incurred by Lessor for such acts or performance, together with interest thereon at the Default Rate from the date of demand until paid.

17.   EVENTS OF DEFAULT AND REMEDIES
      ------------------------------

      (A) Events Of Default. Each of the following shall constitute an event of
          -----------------
default:
           (i) Failure to perform and comply with the provisions and conditions of Section 8 hereof; or

           (ii) Failure to pay within 10 days of the date when due, any sum, including installments of rental, owed by Lessee or any affiliate of Lessee at anytime to Lessor; or

           (iii) Failure to perform and comply with any other provision or condition of the Lease within thirty (30) days after Lessor shall have given Lessee written notice of default with respect thereto; or

           (iv) Any event of default occurs with respect to any obligations of Lessee to Lessor (or to any affiliate of Lessor, including without limitation, MetLife Capital, Limited Partnership and Metropolitan Life Insurance Company and their respective affiliates and/or

                                    Page 6

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                    subsidiaries) on or with respect to any transactions, debts, undertakings or agreements other than the lease; or
          (v) If any representation or warranty made by Lessee herein or in any statement or certificate furnished by Lessee in connection with this Agreement proves untrue in any material respect as of the date of making thereof, and shall not be made good within thirty (30) days after written notice thereof to Lessee, or Lessee becomes insolvent or is generally not paying its debts as they become due or makes an assignment for benefit of creditors; or
          (vi) Proceedings are commenced by Lessee under the Federal Bankruptcy Code or any similar Federal or State laws for the relief of debtors are commenced against Lessee and are not dismissed within sixty (60) days after such commencement, or a trustee or receiver is appointed for Lessee or a major part of its property and is not discharged within thirty
                    (30) days after such appointment; or
          (vii) Any item of Equipment is seized or levied on under legal or governmental process against Lessee or against such item of Equipment or for any reason Lessor deems itself insecure; or
          (viii) The merger, consolidation, reorganization, conversion to a Subchapter "S" status or dissolution of a corporate or partnership Lessee which has a materially adverse effect upon Lessor's position under the Lease.

      (B) REMEDIES. The occurrence of an Event of Default shall terminate any
          --------
obligation of Lessor to lease Equipment or Items thereof to Lessee. When an Event of Default has occurred and is continuing, Lessor at its option may:
          (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; and/or
          (ii) Without notice or demand declare immediately due and payable the entire Stipulated Loss Value of any and all Items of Equipment then under lease plus any and all amounts which under the terms of the Lease may be then due; and thereupon MetLife shall have an immediate right to pursue all remedies provided by law, and, in that regard, Lessee hereby agrees as follows:
                    (a) Lessee agrees to put Lessor in possession of the Equipment on demand;
                    (b) Lessor is authorized to enter any premises where Equipment is situated and take possession thereof without notice or demand and without legal proceedings;
                    (c) At Lessor's request, Lessee will assemble the Equipment and make it available to Lessor at a place designated by Lessor which is reasonably convenient to both parties;
                    (d) Lessee agrees that ten (10) days from the time notice is sent shall be a reasonable period of notification of a sale or other disposition of the Equipment;
                    (e) Lessee agrees to pay on demand the amount of all expenses reasonably incurred by Lessor in protecting or realizing on the Equipment;
                    (f) If Lessor disposes of the Equipment, Lessee agrees to pay any deficiency remaining after application of the net proceeds to the amounts due hereunder.
If upon the occurrence of an Event of Default, Lessor brings suit or otherwise incurs expenses for protection of Lessor's rights, Lessee will pay Lessor its legal fees, in a reasonable amount, together with Lessor's collection expenses and court costs. In addition, from and after an Event of Default, Lessee shall be liable for interest on amounts due Lessor hereunder at a rate per annum computed monthly which shall be five (5) percentage points above the prime rate, but not greater than the maximum rate, if any, limited by applicable law ("Default Rate"); provided however, that Lessee shall not be assessed a late charge during such period of time that Default Rate is accruing against Lessee as herein stated. The remedies herein provided in favor of Lessor shall not be deemed to be exclusive but shall be concurrent and cumulative and in addition to all

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other remedies available at law or equity. The exercise or partial exercise of any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy.

18.   SURRENDER
      ---------
At any time that Lessee is required to deliver the Equipment to Lessor, Lessee shall immediately cease using the Equipment and at Lessee's expense shall redeliver and surrender the Equipment to Lessor in good order, condition and repair, ordinary wear and tear excepted, securely crated and safely packed, at a place to be designated by Lessor in the State where the Equipment by the terms of the Addendum is required to be kept, and, if Lessor so specifies, loaded FOB on a common or contract carrier designated by Lessor.

19.   HOLDOVER
      --------
If Lessee shall not immediately redeliver and surrender any Item of Equipment to Lessor when required by the terms hereof, Lessee shall pay Lessor, at such time or times as Lessor may demand, a sum equal to a one-month installment of Periodic Rental for each calendar month or fraction of a month during which such failure to redeliver and surrender continues.

20.   INSPECTION; REPORTS
      -------------------
Lessor, its agents and employees shall have the right to enter upon any premises where the Equipment or Items are then located to inspect and examine the same during normal business hours and, if Lessor reasonably believes any Items or Lessor's rights are in jeopardy of damage or loss, at any other times. So long as Lessee is not in default, Lessor shall give Lessee not less than forty-eight
(48) hours notice of such inspection. Lessee shall immediately give Lessor written notice of any damage to or loss of the Equipment or any Items from any cause, including without limitation damage or loss caused by accident, the elements, intentional acts and theft. Such notice shall set forth an itemization of the affected Items and a detailed account of the event, including names of any injured persons and a description of any damaged property arising from any such event or from any use or operation of the Equipment or any Items, and of any attempt to take, distrain, levy upon, seize or attach the Equipment or any Items. All rights granted to Lessor herein are for the benefit of Lessor and shall not be construed to impose any obligation on Lessor, whether or not Lessor makes any inspections or receives any reports.

21.   FINANCIAL AND OTHER DATA
      ------------------------
During the Term and any Renewal Term, Lessee: (a) shall furnish Lessor annual balance sheets and profit and loss statements of Lessee and any guarantor of Lessee's obligations accompanied, at Lessor's request, by the audit report of an independent certified public accountant reasonably acceptable to Lessor; and (b) at Lessor's request, shall furnish Lessor all other publicly available financial information and reports reasonably requested by Lessor when publicly available, including quarterly or other interim balance sheets and profit and loss statements of Lessee and any such guarantor. Lessee shall furnish such other information as Lessor may reasonably request at any times concerning Lessee and its affairs.

22.   WARRANTY OF INFORMATION
      -----------------------
Lessee warrants that all information furnished and to be furnished to Lessor is accurate and that all financial statements it has furnished and hereafter may furnish Lessor, including operating statements and statements of condition, are and will be prepared in accordance with generally accepted accounting principles, consistently applied, and reasonably reflect and will reflect, as of their respective dates, results of the operations and the financial condition of Lessee and of any other entity they purport to cover.

23.   NON-WAIVER
      ----------
Neither the acceptance by Lessor of any payment or any other performance, nor any act or failure of Lessor to act or to exercise any rights, remedies or options in any one or more instances shall constitute a waiver of any such right, remedy or option or of any other then existing or thereafter accruing right, remedy or option, or of any breach or default then existing or thereafter occurring. No purported waiver by Lessor of any right, remedy, option, breach or default shall be binding unless in writing and signed by an officer of Lessor. A written waiver by Lessor of any right, remedy, option, breach or default shall not constitute a waiver of any other then existing or thereafter accruing right, remedy or option or of any other then existing or thereafter occurring breach or default.

24.   NOTICES; PAYMENTS
      -----------------

      (A) A written notice may be given: (i) by delivering the same to a corporate officer of the party to whom it is directed (the "Addressee"), or to a general partner if the Addressee is a partnership, or to the owner if the Addressee is a sole proprietorship; or (ii) by mailing the notice to the Addressee by first class mail, registered or certified, with postage prepaid, addressed to the Addressee at the address following its name in the opening paragraph of this Master Lease or to such other address as Addressee may specify by notice in writing given in accordance with this Section. A notice so mailed shall be deemed given on the third business day following the date of mailing. A "business day" shall be any day that is not a Saturday or Sunday or a legal holiday.

      (B) The Lessee shall make all payments to Lessor at the place where the notice is to be mailed to Lessor pursuant to subparagraph (A). Payments are deemed paid when received by Lessor.

25.   ASSIGNMENT
      ----------

      (A) Lessee shall not assign the Lease or any rights in or to the Equipment or Items. Any attempted assignment shall be of no effect, unless Lessor first shall have consented thereto in writing. Lessor's consent to an assignment in any one or more instances shall not impose any obligation upon Lessor to consent to any other or further assignments. Lessor's consent to an assignment shall not release Lessee from any obligations with respect to the Lease unless expressly so stated in the written consent.

      (B) All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, without notice to Lessee but subject always to the rights of Lessee under this lease. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. In the event that Lessor assigns this Lease or the rent due or to become due hereunder or any other interest herein, whether as security for any of its indebtedness or otherwise, no breach or default by Lessor hereunder or pursuant to any other agreement between Lessor and Lessee, should there be one, shall excuse performance by Lessee of any provision hereof, it being understood that in the event of such default or breach by Lessor that Lessee shall pursue any rights on account thereof solely against Lessor. No such assignee shall be obligated to perform any duty, covenant or condition requested to be performed by Lessor under the terms of this Lease.

26.   SURVIVAL
      --------
The representations, warranties, indemnities and agreements of Lessee, and Lessee's obligations under any and all provisions of the Lease, shall survive the expiration or other termination of the Lease, shall be binding upon its successors and assigns and are expressly made for the benefit of and shall be enforceable by Lessor and its successors and assigns.

27.   MISCELLANEOUS
      -------------
      (A) The term "Lessor" shall mean the Lessor named herein and its successors and assigns.

      (B) Whenever the context so requires, any pronoun gender includes all other genders, and the singular includes the plural. If more than one person constitute Lessee, whether as a partnership or otherwise, all such persons are and shall be jointly and severally liable for all agreements, undertakings and obligations of Lessee.

      (C) All captions and section, paragraph and other divisions and subdivisions are for convenience of reference only and shall not affect the construction, interpretation or meaning of the agreement or Lease or of any of the provisions thereof.

     (D) This Lease shall be governed by and construed according to the law of the State of Washington.

     (E) This Lease shall be binding upon and, except as limited in Section 25 hereof, shall inure to the benefit of Lessor and Lessee and their respective successors and assigns.

     (F) This Lease cannot be canceled or terminated except as expressly provided herein.

     (G) Wherever Lessor's consent is required hereunder, such consent will not be unreasonably withheld.

     (H) Lessee's obligation to pay or reimburse Lessor for expenses as provided hereunder shall be limited to reasonable expenses.

28.  LESSOR'S DISCLAIMER
     -------------------
Lessee acknowledges and agrees that it has selected both the Equipment of the type and quantity which is the subject of this Lease and the supplier from whom the Equipment was purchased. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONDITION, QUALITY, WORKMANSHIP, OR THE SUITABILITY, ADEQUACY, OPERATION, USE OR PERFORMANCE OF THE EQUIPMENT OR AS TO ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ANY DELAY IN DELIVERY SHALL NOT AFFECT THE VALIDITY OF THIS LEASE. The Lessee understands and agrees that neither the supplier nor any salesman or any agent of the supplier is an agent of Lessor. No salesman or agent of supplier is authorized to waive or alter any term or condition of this Lease, and no representation as to the Equipment or any other matter by the supplier shall in any way affect Lessee's duty to pay the rent and perform its obligations as set forth in this Lease. Lessor shall not be liable to Lessee for any incidental, consequential, or indirect damages or for any act, neglect, omission, breach or default by any third party.

29.  NO AFFILIATION WITH SUPPLIERS
     -----------------------------
Lessee warrants that neither it nor any of its officers, directors (if a corporation) or partners (if a partnership) has, directly or indirectly, a substantial financial interest in the manufacturer or supplier of any Equipment except as previously disclosed in writing to Lessor.

30.  ENTIRE AGREEMENT
     ----------------
This Master Lease and any Lease Purchase Addenda hereto shall constitute the entire agreement between the parties and shall not be altered or amended except by an agreement in writing signed by the parties hereto or their successors or assigns.

     IN WITNESS WHEREOF Lessor and Lessee have signed this agreement as of the day and year first hereinabove written.

LESSOR:                                LESSEE:

METLIFE CAPITAL CORPORATION            VITESSE MANUFACTURING &
                                       DEVELOPMENT CORPORATION, a wholly
                                       owned subsidiary of VITESSE
                                       SEMICONDUCTOR CORPORATION

By: /s/ Scott Rhodes                   By: /s/ Eugene Hovanec
   ------------------------------         ---------------------------------
Its Scott Rhodes
    Vice President                     Its VP Finance
   ------------------------------         ---------------------------------

                         LEASE PURCHASE ADDENDUM NO. 1

         THIS ADDENDUM is entered into the 9 day June, 1998 of between MetLife Capital Corporation ("Lessor") whose mailing address is C-97550, Bellevue, Washington 98009 and VITESSE MANUFACTURING & DEVELOPMENT CORPORATION, a wholly owned subsidiary of VITESSE SEMICONDUCTOR CORPORATION ("Lessee") whose address is 741 Calle Plano, Camarillo, CA 93012.

          Lessee has requested to lease from Lessor the following items of personal property (individually, an "Item" and, collectively, the "Equipment") for the prices and for delivery as follows:

------------------------------------------------------------------------------------------------------------------
Name and Address                              Complete Description of Equipment
of Supplier                    Quantity                                                            Price
------------------------------------------------------------------------------------------------------------------
                                              New Semiconductor Manufacturing Equipment          10,000,000.00
                                              Serial No.
                                                                      --------------------------------------------
                                                                        TOTAL PRICE             $10,000,000.00
                                                                      --------------------------------------------
                                                                        FED. EXCISE TAX         $
                                                                      --------------------------------------------
                                                                        TRANSPORTATION          $
                                                                      --------------------------------------------
                                                                        OTHER                   $
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Date                                   Delivery Instructions to be
Delivery                               as specified by Lessee                 TOTAL COST: $10,000,000.00
Expected: May 15, 1998                 to Supplier
------------------------------------------------------------------------------------------------------------------
SHIP TO
LESSEE AT:        4323 ARROWS WEST DRIVE, COLORADO SPRINGS, CO 80907 AND
                  741 CALLE PLANO, CAMARILLO, CA 93012
------------------------------------------------------------------------------------------------------------------

Lessee and Lessor AGREE that subject to the conditions and agreements herein and in the Master Lease referred to below (i) Lessor shall lease the Equipment to Lessee, and (ii) Lessee shall lease the Equipment from Lessor and perform and comply with the provisions of this Agreement.

CERTAIN DEFINITIONS AND STIPULATIONS:
     Purchase Cut-Off Date:        September 30, 1998

     Particular Lease Terms:
         Length of Basic Term:            48       Months
         "Interim Rental Rate": equal to Chase Manhattan Bank's Prime rate.

         "Periodic Rental Rate" will be calculated at a variable rate equal to the average weekly yield of the 30-Day Commercial Paper (financial) in effect from time to time (as published in the Federal Reserve Statistical Release H.15[519]) plus 1.5% (the "Variable Rate") computed on the basis of a 360 day year of twelve consecutive 30 day months and the payment is payable monthly in arrears.

         Lessee shall make Monthly Rental Payments during the Basic Term and any Renewal Term in an amount equal to (1) "Tranche A" interest only at a rate equal to two percent (2%) per annum on an assumed original balance of $8,000,000, and (2) "Tranche B" the "Level Payment Amount" set forth in the following paragraph. In addition, Lessee shall make the annual cleanup payments as set forth in the following paragraph.

         For the first year of the Lease, the Level Payment Amount shall be $11,666.67 per month. The monthly Level Payment Amount for each twelve month period following the initial twelve months of the Basic Term, including the Level Payment Amount for the Renewal Term, if any, will be calculated by applying the then current Variable Rate over the remaining Basic Term to the then outstanding amount due. Lessor will adjust the Level Payment Amount in accordance with the preceding formula on each anniversary of the Closing Date for each year during the Basic Term and for the Renewal Term, if any.

         On each anniversary of the Closing Date, the aggregate Level Payment Amount for the preceding year will be compared with what the aggregate monthly rental payments would have been for that year had they been calculated monthly using the Variable Rate. (The aggregate amount that would have been paid had the monthly payments been calculated using the actual Variable Rate is referred to herein as the "Actual Aggregate Amount"). If the Actual Aggregate Amount is greater than the aggregate Level Payment Amount paid by Lessee for that year, then Lessee shall remit the difference to Lessor upon receipt of an invoice therefor. If the Actual Aggregate Amount is less than the aggregate Level Payment Amount paid by Lessee for that year, then such over-payment shall be credited to Lessee's rental payments for the subsequent year or, in the case of the end of the Basic Term or any Renewal Term, such over-payment shall be credited to the amount Lessee owes to Lessor under the end of term provisions set forth below.

END OF TERM PROVISIONS

          a) On the last day of the Basic Term, Lessee may purchase for cash all but not less than all of the Equipment then under the Master Lease and all schedules and addenda thereto for a price equal to 100% of the Total Cost (the "Purchase Price").

          (b) If Lessee elects not to purchase the Equipment pursuant to (a) above, then Lessee may either (i) renew the Lease, pursuant to Subsection (c) below, or (ii) sell the equipment in a commercially reasonable manner, or, at Lessor's option, Lessor will sell the Equipment as agent for Lessee. In no event will Lessee sell the Equipment for less than 90% of the Total Cost without Lessor's prior written consent. All net proceeds of sale shall be paid to Lessor; provided, however, that if the net proceeds of sale exceed 100% of
          --------  -------
          the Total Cost, then such excess shall be paid to Lessee; and, provided, further, that if the net proceeds of sale are less than 100%
          --------  -------
          of the Total Cost, then Lessee shall pay to Lessor the difference to a maximum of 86% the Total Cost. (The amount payable to Lessor under this subsection (b) is referred to herein as the "Sale Price.")

          (c) If Lessee neither purchases nor sells the Equipment in accordance with Sections (a) or (b) above, then on the last day of the Basic Term the Lease will be renewed for a period of 12 months (the "Renewal Term"). The Monthly Rental Payment and the Level Payment Amount for the Renewal Term shall be an amount calculated by Lessor pursuant to the provisions set forth above under the heading "Particular Lease Terms" and shall be payable monthly in arrears. On the last day of the Renewal Term, Lessee shall have the option to purchase all but not less than all of the Equipment then under Lease for a price equal to 100% of the Total Cost. If Lessee does not exercise this purchase option, then Lessee shall sell the Equipment or, at Lessor's option, Lessor shall sell the Equipment as agent for Lessee, in a commercially reasonable manner. In no event will Lessee sell the Equipment for less than 90% of the Total Cost without Lessor's prior written consent. All net proceeds of sale shall be paid to Lessor; provided, however, that if the net proceeds of sale exceed
                     --------  -------
          100% of the Total Cost, then such excess shall be paid to Lessee; and provided, further, that if the net proceeds of sale are less than 100%
          --------  -------
          of the Total Cost, then Lessee shall pay to Lessor the difference to a maximum of 86% of the Total Cost.

          Regardless of whether Lessee elects to purchase the Equipment, to sell the Equipment, or to renew the Lease, in any such case Lessee shall deliver to Lessor written notice of its election not less than one hundred twenty (120) days prior to the last day of the Basic Term.

          Premises where Equipment will be kept:   4323 Arrows West Drive,
                                                   --------------------------
                                                   Colorado Springs, CO 80907
                                                   --------------------------
                                                   741 Calle Plano, Camarillo,
                                                   --------------------------
                                                   CA 93012
                                                   --------------------------

INSURANCE REQUIRED:
      LIABILITY. Not less than $10,000,000.00 Combined Single Limit Liability insurance, including bodily injury and death and property damage, naming Lessor as additional insured.
      PHYSICAL DAMAGE. Not less than $ 10,000,000 All risk physical damage insurance, including loss by burglary, theft, and malicious mischief, for full replacement value of the equipment, naming Lessor as loss payee.
      Other: __________________________________________________________________

EARLY PURCHASE OR SALE/YIELD MAINTENANCE PREMIUM: Lessee shall have the option at any time after the 2/nd/ anniversary of the Closing Date to purchase or sell all but not less than all of the Equipment then remaining under the Master Lease and all schedules and addenda thereto. The terms of any such purchase or sale shall be as set forth under subsections (a) or (b), respectively, of the section above titled "End of Term Provisions." In addition, it shall be a condition precedent to Lessee's right to exercise the early purchase or sale option that Lessee shall not then be in default hereunder or under the Master Lease and that Lessee pays all amounts set forth in, and otherwise complies with the terms of, this subsection. If Lessee elects to purchase or sell the Equipment, Lessee shall deliver to Lessor not less than one hundred twenty (120) days prior written notice of its election. At the end of the 120 day period (the day on which the 120-day period ends being referred to herein as the "Termination Date"), Lessee shall pay to Lessor, in cash, the sum of (i) the Purchase Price or the Sale Price for all Equipment then under the Master Lease and any schedules or addenda thereto plus (ii) the Yield Maintenance Amount calculated as set forth below with respect to all Equipment then under the Master Lease and all schedules and addenda thereto plus (iii) the Periodic Rental then due under the Master Lease and any schedules and addenda thereto plus (iv) all other amounts that have accrued and remain unpaid hereunder and under the Master Lease and any schedules and addenda thereto as of the Termination Date.

The Yield Maintenance Amount (YMA) is determined by multiplying the YMA Premium Factor by the Total Cost.

                              YMA Premium Factors
                              -------------------

    YMA Premium Factor after the 2/nd/ anniversary of the Closing Date is 0.0860 YMA Premium Factor after the 3/rd/ anniversary of the Closing Date is 0.0442

MASTER LEASE: Lessor and Lessee are entering into or have entered into a Master Lease Purchase Agreement ("Master Lease") dated July 9 1998. All of the terms, conditions, agreements and provisions of the Master Lease are incorporated herein by this reference and constitute a part of this Addendum. If there shall be any conflict between any provision of the Master Lease and a provision of this Addendum, the provision of the Addendum shall govern.

SUBSTITUTION OF EQUIPMENT: Notwithstanding any provision herein or in the Master Lease to the contrary. Lessee shall have the right at any time during the term of the Lease to deliver to Lessor a written request that Lessor accept as substitute collateral, equipment that (1) has a then fair market value equal to or greater than the then fair market value of the Equipment being substituted, as determined by Lessor in its sole reasonable discretion, and (2) satisfies all the other representations and warranties with respect to the Equipment that are set forth herein and in the Master Lease. If Lessor determines that the substitute equipment meets the preceding requirements, Lessor shall so notify Lessee. Lessee shall execute and deliver to Lessor such filings and documents as Lessor shall reasonably require with respect to the substitution and the substitute equipment, including without limitation financing statements or amendments thereto for filing in appropriate jurisdictions to perfect and protect Lessor's interest in the substitute equipment. Lessee shall pay any and all costs and expenses reasonably incurred by Lessor in connection with the substitution including without limitation the cost of any lien searches reasonably required by Lessor to ascertain that the substitute equipment is free and clear of all liens and encumbrances. When Lessor has determined that it has a perfected, first priority security interest in the substitute equipment, such equipment shall become Equipment for all purposes hereunder and under the Master Lease and the substituted Equipment shall be released from the lien of the Master Lease.

RELEASE OF SECURITY INTEREST: Notwithstanding the provisions set forth in
Section 2(A) of the Master Lease to the contrary, if the following conditions are met, Lessor shall release its security interest in the Equipment specified in this Addendum: (1) Lessee has paid all amounts that are required to be paid hereunder and under the Master Lease; (2) Lessee is not otherwise in default, and no event shall have occurred that with the passage of time or the giving of notice or both would constitute a default, under the Master Lease, this Addendum, or any other addendum; (3) Lessor shall have determined, in its reasonable and sole discretion, that Lessee will be able to perform its remaining obligations under the Master Lease; and (4) all Equipment other than the Equipment under this Schedule then remaining subject to the Master Lease and all other addenda shall have a value that is, in Lessor's sole reasonable discretion, adequate to satisfy all of Lessee's obligations then remaining due and unpaid under the Master Lease and all addenda thereto.

LESSOR'S DISCLAIMER: Lessee acknowledges and agrees that it has selected both the Equipment of the type and quantity which is the subject of this Addendum and the supplier from whom Lessor purchased the Equipment. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONDITION, QUALITY, WORKMANSHIP, OR THE SUITABILITY, ADEQUACY, OPERATION, USE OR PERFORMANCE OF THE EQUIPMENT OR AS TO ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ANY DELAY IN DELIVERY SHALL NOT AFFECT THE VALIDITY OF THE MASTER LEASE OR THIS ADDENDUM. The Lessee understands and agrees that neither the supplier nor any salesman nor any agent of the supplier is authorized to waive or alter any term or condition of the Master Lease or this Addendum, and no representation as to the Equipment or any other matter by the supplier shall in any way affect Lessee's duty to pay the rent and perform its obligations as set forth in the Master Lease or this Addendum. Lessor shall not be liable to Lessee for incidental, consequential, or indirect damages or for any act, neglect, omission, breach or default by Lessor or any third party.

LESSOR:                       LESSEE:
                              VITESSE MANUFACTURING & DEVELOPMENT CORPORATION, A
METLIFE CAPITAL               WHOLLY OWNED SUBSIDIARY OF VITESSE SEMICONDUCTOR
CORPORATION                   CORPORATION
                              -------------------------------------------------

BY: /s/ SCOTT RHODES          BY: /s/ EUGENE HOVANEC
    ----------------              ----------------------------
Its: VICE PRESIDENT           ITS: V. PRESIDENT
     ----------------              ---------------------------
                              By:  /s/ Yatin Mody
                                   ---------------------------
                              Its: CONTROLLER / ASST SECRETARY
                                   ---------------------------

                        LEASE PURCHASE CLOSING SCHEDULE

Lessee Name:                   Vitesse Manufacturing & Development Corporation
                               -----------------------------------------------
Lease Purchase Addendum No:    One
                               -----------------------------------------------
Dated:                         July 29, 1998
                               -----------------------------------------------
Schedule Number:               One
                               -----------------------------------------------
Closing Date:                  August 1, 1998
                               -----------------------------------------------

1.    DESCRIPTION OF EQUIPMENT:

      New Semiconductor Manufacturing Equipment as shown on the attached Exhibit "A" hereby incorporated by this reference.

2. LOCATION OF EQUIPMENT: (Lessee agrees that the Equipment will at all times remain in the possession and control of Lessee at the location(s) specified below, and will not be removed without Lessor's prior written consent.):
                           741 Calle Plano, Camarillo, CA 93012 and
                           4323 Arrows West Drive
                           Colorado Springs, CO 80907

3.    Tranche A Equipment Cost:    $2,606,534.24
                                   -------------------------
      Tranche B Equipment Cost:    $  651,633.56
                                   -------------------------
          Total Equipment Cost:    $3,258,167.80
                                   -------------------------

4. PERIODIC RENT: As per Addendum No. 1 Particular Lease Terms section with the assumed original balance on Tranche A of interest only payments at a rate equal to 2% per annum on an assumed original balance of $2,606,534.24, and:
      Tranche B Level Payments for the first twelve months of the Lease shall be $3,812.06; with annual adjustments calculated per Addendum No. 1, Certain Definitions and Stipulations section.

5.    PURCHASE: As per Addendum No. 1 End of Term Provisions section

6. INSURANCE REQUIRED: (All policies to require at lease 10 days' notice of cancellation to Lessor)
      a. Combined Single Limit Liability, including bodily injury and property
      damage, of not less than $20,000,000.00         naming Lessor as
                               ----------------------
      additional insured.
      b. All risk physical damage, including burglary and theft, for the full replacement value of the Equipment, based on the original equipment cost
      of $ 3,258,167.80          and Loss Payable Endorsement naming Lessor as
         -----------------------
      loss payee.

7. EARLY TERMINATION: As per Addendum No. 1 Early Purchase or Sale/Yield Maintenance Premium section

8.    STIPULATED LOSS VALUE:
                  During the Basic Term and any Renewal Term:    $3,258,167.80

           such terms are defined in the Lease Purchase Addendum No. One
           --------------------------------------------------------------

Accepted and agreed this 29/th/ day of July, 1998, as Schedule No. One to that certain Master Lease Purchase Agreement dated July 9, 1998 by and between the parties hereto.

LESSOR:                               LESSEE:

                                      VITESSE MANUFACTURING & DEVELOPMENT
                                      CORPORATION, a wholly owned subsidiary of
METLIFE CAPITAL CORPORATION           VITESSE SEMICONDUCTOR CORPORATION

By:                                   By:
          /S/ Scott Rhodes                      /s/ Yatin Mody
       ---------------------------          ---------------------------------
              Scott Rhodes

Its           Vice President          Its       CONTROLLER/ASST. SECRETARY
       ---------------------------          ---------------------------------

                                  EXHIBIT "A"
                TO THE LEASE PURCHASE CLOSING SCHEDULE NO. ONE

TOKYO ELECTRON LIMITED
3-6, AKASAKA 5-CHOME
MINATO-KU,TOKYO 107-8481, JAPAN
INVOICE #IV1358501
One (1)                          P-8 Full Auto Prober          S/N PA05315


INVOICE #IV1358502
One (1)                          P-8 Full Auto Prober          S/N PA05415

INVOICE #IV1358503
One (1)                          P-8 Full Auto Prober          S/N PA05409


SCHLUMBERGER TECHNOLOGIES
1601 TECHNOLOGY DRIVE
SAN JOSE, CA 95110-1397


INVOICE #163091

One (1)                          SX-l00 Automated Test System     S/N 93136
                                 Sub local memory - 192 pins, DPS Option,
                                 Option HCDPS Mech Ready, Option Fail Capture Memory,
                                 H V heat exchanger 60 hz, assy, power cond, exa, 58KVA, DC
                                 Ethernet thin add-on, GPIB/IEEE.488.I/F. Option
                                 Parallel interface option, RSZ32 Fiber Opticserial I/F,
                                 LM, HCKPS Expansion Option, LM, HCKPS Cal/Ver Loadboard

INVOICE #168812

One (1)                          SX-l00 Automated Test System    S/N 93143
                                 DPS Option, Option
                                 HCDPS Mech Ready, Option Fail Capture Memory,
                                 H V heat exchanger 60 hz, assy, power cond, exa, 58KVA, DC
                                 Ethernet thin add-on, GPIB/IEEE.488.I/F. Option
                                 Parallel interface option, RSZ32 Fiber Opticserial I/F
                                                                                                    YM
                                                                                               ------------
                                                                                                 Initial

                                                                                               ------------
                                                                                                 Initial

                                                                                                    SR
                                                                                               ------------
                                                                                                 Initial

                                                                  August 1, 1998
 $2.606.534.24                                              Bellevue. Washington
 -------------                                              --------------------


                                PROMISSORY NOTE
                       RE: ADDENDUM NO. ONE ("ADDENDUM")


          FOR VALUED RECEIVED, MetLife Capital Corporation ("Maker"), promises to pay to the order of Vitesse Manufacturing & Development Corporation, a wholly owned subsidiary of Vitesse Semiconductor Corporation ("Payee"), at its office at 741 Calle Plano, Camarillo, California 93012, the principal sum of Two Million Six Hundred Six Thousand Five Hundred Thirty-Four Dollars and Twenty-Four Cents ($2,606,534.24) together with interest on unpaid principal, subject to the other provisions contained herein, from the date hereof until the principal has been repaid in full at a rate of two percent (2%) per annum ("Rate") computed on the basis of a 360-day year of twelve consecutive thirty-day months. Maker shall make monthly payments of interest only on the unpaid principal commencing on August 1, 1998 and monthly thereafter on the 1/st/ day of each month until the Maturity Date, as defined below, at which time the entire principal and any accrued interest remaining unpaid shall be due and payable.

          The "Maturity Date" is (A) if Payee prepays all of its obligations under Addendum No. One (the "Addendum") to that certain Master Lease Purchase Agreement (the "Lease") dated July 8, 1998 between Payee and Maker, then the Maturity Date shall be the date on which Payee prepays, and (B) if Payee does not prepay all of its obligations under the Addendum, then the Maturity Date shall be the later of (1) June 1, 2002 or (2) the date on which Payee has performed all of its obligations to Maker under the Addendum and Maker. Notwithstanding the foregoing, Maker may prepay the entire balance of the Note at any time without penalty or premium.

          No interest shall accrue hereunder for any period during which interest is not accruing under the Addendum. If Payee fails to make any payment that is required to be made to Maker under the Lease, Maker shall have the right to set-off such amount against Maker's obligations under this Note without notice to or the consent of Payee and without any obligation to confirm with Payee in advance whether the set-off is valid. Nothing contained herein shall be deemed to require Maker to set-off any amounts owed hereunder and Payee acknowledges and agrees that Maker shall have no such set-off obligation. Payee expressly waives any right it may have to require Maker to give any notice of intent to set-off and waives any right to prohibit any set-off on any grounds; provided, however, that the foregoing waiver shall not be construed as limiting
-----------------
any legal right Payee may have to challenge any set-off after the fact. If Maker elects to exercise its set-off rights, the principal amount outstanding hereunder shall be immediately reduced by the amount of the set-off. Maker shall notify Payee of any set-off and the amount thereof, but if Maker fails to notify Payee, such failure shall not affect or invalidate Maker's right to the set-off.

           If Payee does not receive any payment on the date due, then, unless Maker's failure to make such payment was a result of Maker exercising its set-off rights, Maker will pay Payee a late charge of five percent (5%) of the payment outstanding together with the payment and, provided said sum is received within ten (10) days of the date due, Payee agrees not to demand immediate payment of the whole sum of principal and interest as otherwise permitted herein.

           If, from any circumstances whatsoever, payment of any obligation due under this Note at the time such performance shall be due shall involve exceeding the maximum amount currently prescribed by any applicable usury statute or any other applicable law, then such obligation shall be reduced to such maximum amount, so that in no event shall any payment be possible under this Note, or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of such maximum amount.

         This Note shall be governed by and construed in accordance with the laws of the State of Washington. No amendment to this Note shall be binding unless it is in writing and duly signed by Maker and Payee.

         IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed by its duly authorized representative on the date first set forth above.

METLIFE CAPITAL CORPORATION

By /s/ Manuel G. Montanez
   ------------------------------
    Manual G. Montanez

Title:   Vice President
      ---------------------------

VITESSE MANUFACTURING & DEVELOPMENT CORPORATION a wholly owned subsidiary of VITESSE SEMICONDUCTOR CORPORATION hereby acknowledges and agrees to the terms of the foregoing Promissory Note, including without limitation the terms regarding set-off rights, waivers and abatement of interest.

VITESSE MANUFACTURING & DEVELOPMENT CORPORATION
A wholly owned subsidiary of VITESSE SEMICONDUCTOR CORPORPATION

By:/s/ YATIN MODY
   ------------------------------
   YATIN MODY

Title: Controller/Asst. Secretary
      ---------------------------